UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 7, 2007 (February 1, 2007)

Lightstone Value Plus Real Estate Investment Trust, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	333-117367	20-1237795
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

326 Third Street
Lakewood, New Jersey 08701

(Address, including zip code, of Principal Executive Offices)
Registrant's telephone number, including area code: (732) 367-0129

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets.

On February 1, 2007, the Registrant, through wholly owned subsidiaries of Lightstone Value Plus REIT, LP, its operating partnership (together with such subsidiaries, the “Operating Partnership”), acquired 14 industrial real estate properties located in New Orleans, LA (7 Properties), Baton Rouge, LA (3 Properties) and San Antonio, TX (4 Properties) (the “Portfolio”) from Sealy SHV/NO, L.P., Sealy Ohio, L.P., Sealy Alamo Buildings, L.P., Sealy FRLA SBC, L.L.C., Sealy FRLA I, L.L.C., Sealy FRLA II, L.L.C., Sealy FRLA Office, L.L.C. and Sealy BR4, L.P (each, a “Seller”). Concurrently with such acquisition, the Registrant assigned 18 properties located in New Orleans, LA (10 properties), Columbus, OH (3 properties), Shreveport, LA (2 properties) and Baton Rouge, LA (3 properties) to its sponsor pursuant to an Assignment and Assumption of Agreement of Purchase and Sale. No Seller is an affiliate of the Registrant or its subsidiaries.

The Portfolio, reporting an occupancy rate of 91.8%, represents approximately 1.0 million leasable square feet principally suitable for flexible industrial (57%), distribution (29%) and office (14%) uses. The Portfolio was independently appraised at $70.7 million.

The acquisition price for the Portfolio was $63.9 million (the “Purchase Price”), exclusive of approximately $1.9 million of closing costs, approximately $1.0 million of escrow funding for immediate repairs ($.9 million) and insurance ($.1 million), and financing related costs of approximately $.6 million. In connection with the transaction, the Registrant’s advisor received an acquisition fee equal to 2.75% of the Purchase Price, or approximately $1.8 million.

The acquisition was funded through a combination of $14.4 million in offering proceeds and approximately $53.0 million in loan proceeds from a fixed rate mortgage loan secured by the Portfolio (see Item 2.03 for a description of the loan).

The Registrant does not intend to make significant renovations or improvements to the Portfolio. Management of the Registrant believes that the Portfolio is adequately insured.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the acquisition, the Operating Partnership secured a mortgage loan from Wachovia Bank, National Association (“Lender”) in the principal amount of $53,025,000 (75% of appraised value). Because the debt financing for the acquisition exceeds certain leverage limitations of the Registrant, the Board of Directors of the Registrant, including all of its independent directors, has approved the leverage exceptions as required by the Registrant’s Articles of Incorporation.

The mortgage loan has a term of 10 years, bears interest at a fixed rate of 5.83%, and requires monthly installments of interest only through the first 60 months, and payments of principal and interest through the remainder of its stated 10-year term. The mortgage loan will mature on February 11, 2017, at which time a balance of $49.3 million will be due, assuming no prior principal prepayment. The mortgage loan will be secured by the Portfolio and will be non-recourse to the Registrant.

Item 9.01    Financial Statements and Exhibits.

(a)	Financial Statements. Since it is impracticable to provide the required financial statements for the acquired real property described in Item 2.01 at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Registrant hereby confirms that it intends to file the required financial statements on or before April 21, 2007, by amendment to this Current Report on Form 8-K.

(b)	Pro Forma Financial Information. See Paragraph (a) above.

(c)	Exhibits.

Exhibit Number	Description
10.1*	Agreement of Purchase and Sale
10.2*	First Amendment to Agreement of Purchase and Sale
10.3	Assignment and Assumption of Agreement of Purchase and Sale
10.4	Mortgage and Security Agreement
10.5	Note

* Previously filed as an exhibit to the Current Report on Form 8-K that the Registrant filed with the Securities and Exchange Commission on January 18, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.

Date: February 7, 2007	By:	/s/ Michael Schurer
Michael Schurer
Chief Financial Officer and Treasurer